                                                                     EXHIBIT 1-D
                                                                     -----------

                               Pricing Agreement
                               -----------------



Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

   as Representatives of the several
     Underwriters named in Schedule I hereto,


                                                                January 28, 1994


Dear Sirs:

     Illinois Bell Telephone Company (the "Company") proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated January 28, 1994 (the "Underwriting Agreement"), between the Company on the one hand and Goldman, Sachs & Co. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty with respect to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us six (6) counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                    Very truly yours,

                                    ILLINOIS BELL TELEPHONE COMPANY


                                    By:  /s/ Richard A. Kuzmar
                                        --------------------------

                                                Vice President -
                                         Title: Controller
                                               -------------------

Accepted as of the date hereof:


    /s/ Goldman, Sachs & Co.
  -------------------------------
      Goldman, Sachs & Co.



on behalf of Goldman, Sachs & Co. and
Citicorp Securities, Inc.

                                   SCHEDULE I



                                                  Principal Amount of
                                                 Designated Securities
                                                    to be Purchased
                                                   ------------------
Underwriter                                               Notes
- ------------                                       ------------------

Goldman, Sachs & Co.                                 $ 75,000,000

Citicorp Securities, Inc.                            $ 25,000,000
                                                     ------------
              Total                                  $100,000,000

                                  SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

5.80% Notes due February 1, 2004 (the "Notes")

AGGREGATE PRINCIPAL AMOUNT:

      $100,000,000

PRICE TO PUBLIC:

     99.495% of the principal amount of the Notes, plus accrued interest from February 1, 1994

PURCHASE PRICE BY UNDERWRITERS:

     99.245% of the principal amount of the Notes, plus accrued interest from February 1, 1994

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     Federal (same day) funds

INDENTURE:

     Indenture, dated as of September 1, 1992, between the Company and Harris Trust and Savings Bank, as Trustee

MATURITY:

      February 1, 2004

INTEREST RATE:

      5.80% per annum

INTEREST PAYMENT DATES:

     Semi-annual interest payments February 1 and August 1, commencing August 1, 1994

REDEMPTION PROVISIONS:

     N/A

SINKING FUNDS PROVISIONS:

     N/A

EXTENDABLE PROVISIONS:

     N/A

TIME OF DELIVERY:  9:30 a.m., Chicago time, February 4, 1994

 CLOSING LOCATION:  Winston & Strawn
                    35 W. Wacker Drive
                    Chicago, Illinois 60601

NAMES AND ADDRESSES OF REPRESENTATIVES:

     Designated Representatives:  Goldman, Sachs & Co.


     Address for Notices, etc.:   85 Broad Street
                                  New York, New York 10004

OTHER TERMS:

     The Representatives waive delivery of the letter specified in Section 7(e) of the Underwriting Agreement to be furnished on the date of this Pricing Agreement to the Representatives by Arthur Andersen & Co.